As Filed With the Securities and Exchange Commission on March 2, 2009
Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 22 ☒
(Check appropriate box or boxes) ☒

BLACKROCK MASTER LLC
(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway, Wilmington, Delaware 19809
(Address of Principal Executive Offices)

1-800-441-7762
(Registrant’s Telephone Number, Including Area Code)

Donald C. Burke
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Mailing Address: P.O. Box 9011
Princeton, New Jersey 08543-9011
(Name and Address of Agent for Service)

Copies to:

Counsel for the Registrant:

John A. MacKinnon, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019-6018	Howard B. Surloff, Esq. BlackRock Advisors LLC 100 Bellevue Parkway Wilmington, DE 19809

EXPLANATORY NOTE
     This Registration Statement has been filed by BlackRock Master LLC (the “Registrant” or “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with respect to its portfolio BlackRock Master International Portfolio (the “International Portfolio” or the “Portfolio”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.
     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.
     The Master LLC is an open-end management investment company that was organized as a Delaware statutory trust on April 23, 1998 under the name Mercury Asset Management Master Trust. On September 6, 2000, the Master LLC changed its name from Mercury Asset Management Master Trust to Mercury Master Trust and on or about September 29, 2006, changed its name from Mercury Master Trust to BlackRock Master Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to BlackRock Master LLC. International Portfolio and BlackRock Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (each, a “Master Portfolio”) are each separate series of the Master LLC. Each Master Portfolio is a diversified investment company with a different investment objective and policies. There can, of course, be no assurance that the respective investment objective of either Master Portfolio can be achieved.
     This Registration Statement contains information about International Portfolio only. International Portfolio recently changed its fiscal year end from May 31 to October 31. For current information about Small Cap Growth Portfolio, which has a fiscal year ending May 31, see Amendment No. 21 to the Registrant’s Registration Statement on Form N-1A (File No. 811-09049) under the Investment Company Act filed on September 30, 2008.
     The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 12 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock International Fund of BlackRock Series, Inc. (“BlackRock International”), as filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2009, and as amended from time to time (the “BlackRock Registration Statement”).
     BlackRock International and any other feeder fund that may invest in the International Portfolio are referred to herein as “Feeder Funds.”

PART A

March 2, 2009
BlackRock Master International Portfolio of
BlackRock Master LLC
Responses to Items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
Item 4. Investment Objective, Principal Investment Strategies and Related Risks.
     (a) Investment Objective.
     The investment objective of the International Portfolio is to seek long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located outside the United States. In other words, the International Portfolio tries to choose investments located outside the United States that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

     (b) Implementation of Investment Objective.
     Outlined below are the main strategies the International Portfolio uses in seeking to achieve its investment objective:
     The International Portfolio invests in a portfolio of securities, principally equity securities, of issuers in countries having smaller capital markets. Equity securities consist of:

•	common stock;

•	preferred stock;

•	securities convertible into common stock; and

•	derivative securities or instruments, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks.

     The International Portfolio considers a company to be “located” in the country where:

•	it is legally organized;

•	the primary trading market for its securities is located; or

•	at least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.
     The International Portfolio chooses investments predominantly using a “bottom up” investment style using a global sector-based investment process.
     In selecting securities, the International Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:

•	financial resources;

•	value of assets;

•	sales and earnings growth;

•	product development;

•	quality of management; and

•	overall business prospects.

     A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The International Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. Portfolio management analyzes individual stocks within specific sectors and compares them to investment opportunities in other areas of the market. Portfolio management then allocates the International Portfolio’s investments to those areas of each market that it believes provide the best combination of risk versus reward.
     Under normal market conditions, the International Portfolio will invest significantly (at least 40%) in companies (i) organized or located outside the U.S., (ii) whose primary trading market is outside the U.S. or (iii) doing a substantial amount of business outside the U.S. (i.e., a company that derives at least 50% of its revenue from business outside the U.S. or has at least 50% of its assets outside the U.S.).
     The International Portfolio invests in securities of companies located in developed countries and countries with emerging capital markets outside the United States. The International Portfolio may invest, without limit, in countries with emerging capital markets, including countries in Eastern Europe, Latin America and the Far East. The International Portfolio will invest in part based on Portfolio management’s evaluation of a country’s economic, political and social factors. The International Portfolio may invest in debt securities that are issued together with a particular equity security.
      The International Portfolio may invest in companies of any size, but tends to focus on medium and large companies. The International Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The International Portfolio does not consider potential tax consequences to International Portfolio interestholders when it sells securities.
     Other Strategies. In addition to the main strategies discussed above, the International Portfolio may also invest or engage in the following investments/strategies:
     Convertible Securities — The International Portfolio may invest in convertible securities, which generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible security’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.
     Depositary Receipts — The International Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The International Portfolio may invest in unsponsored depositary receipts.
     Debt Securities — Debt securities include fixed income securities issued by companies, as well as U.S. and foreign sovereign debt obligations. When choosing debt securities, Portfolio management considers various factors including the credit quality of issuers and yield analysis. The International Portfolio may invest in debt securities that are rated below investment grade, which are commonly known as junk bonds.
     Foreign Exchange Transactions — The International Portfolio may engage in foreign exchange transactions to seek to hedge against the risk of loss from changes in currency exchange rates, but Portfolio management cannot guarantee that it will be able to enter into such transactions or that such transactions will be effective.
     Derivative Transactions — The International Portfolio may use derivatives to hedge its investment portfolio against market, interest rate and currency risks or to seek to enhance its return. The derivatives that the International Portfolio may use include options (including warrants), futures and swaps.

     Warrants — A warrant gives the International Portfolio the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The International Portfolio has no obligation to exercise the warrant and buy the stock. A warrant has value only if the International Portfolio is able to exercise it or sell it before it expires.
     Indexed and Inverse Securities — The International Portfolio may invest in securities that provide a return based on fluctuations in a stock or other financial index. For example, the International Portfolio may invest in a security that increases in value with the price of a particular securities index. In some cases, the return of the security may be inversely related to the price of the index. This means that the value of the security will rise as the price of the index falls and vice versa. Although these types of securities can make it easier for the International Portfolio to access certain markets or hedge risks of other assets held by the International Portfolio, these securities are subject to the risks related to the underlying index or other assets.
     Illiquid/Restricted Securities — The International Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.
     Securities Lending — The International Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.
     Borrowing — The International Portfolio may borrow from banks as a temporary measure for extraordinary or emergency purposes or to meet redemptions.
     Temporary Defensive Strategies — The International Portfolio may invest in short-term instruments, such as money market securities denominated in U.S. dollars or foreign currencies and repurchase agreements, for temporary emergency purposes, including to meet redemptions. The International Portfolio may also invest, without limit, in short-term investments, including money market funds, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity markets when the International Portfolio believes it is advisable to do so on a temporary defensive basis. Normally a portion of the International Portfolio’s assets would be held in these short-term instruments in anticipation of making investments in accordance with its investment objectives and strategies or to meet redemptions or when Portfolio management is unable to find attractive investments. Short term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the International Portfolio’s ability to achieve its investment objective.
     When-Issued Securities, Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the International Portfolio at an established price with payment and delivery taking place in the future. The International Portfolio enters into these transactions to obtain what is considered an advantageous price to the International Portfolio at the time of entering into the transaction.
     Standby Commitment Agreements — Standby commitment agreements commit the International Portfolio, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the International Portfolio at the option of the issuer.
     Repurchase Agreements, Purchase and Sale Contracts — The International Portfolio may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.
     Investment Companies — The International Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds, including affiliated investment companies.
     Affiliated Money Market Funds — The International Portfolio may invest uninvested cash balances in affiliated money market funds.

     (c) Risks
     Set forth below is a summary discussion of the general risks of investing in the International Portfolio. As with any fund, there can be no guarantee that the International Portfolio will meet its objective, or that the International Portfolio’s performance will be positive over any period of time. Investors may lose money investing in the International Portfolio.
     Set forth below are the main risks of investing in International Portfolio.
     Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the International Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities Portfolio management selects will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies.
     Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The prices of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the International Portfolio could decline if the financial condition of the companies the International Portfolio invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.
     Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the International Portfolio will lose money. In particular, the International Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the International Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.
     Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the International Portfolio’s ability to purchase or sell foreign securities or transfer the International Portfolio’s assets or income back into the United States, or otherwise adversely affect the International Portfolio’s operations.

     Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the International Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the International Portfolio’s investments.
     Currency Risk — Securities and other instruments in which the International Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the International Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.
     Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it more difficult for the International Portfolio to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.
     Certain Risks of Holding Portfolio Assets Outside the United States — The International Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the International Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the International Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the International Portfolio can earn on its investments and typically results in a higher operating expense ratio for the International Portfolio than for investment companies invested only in the United States.
     Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.
     At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the International Portfolio to carry out transactions. If the International Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the International Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the International Portfolio could be liable for any losses incurred.

     Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging securities markets have far lower trading volumes and less liquidity than developed markets.
     Geographic Concentration Risk — From time to time the International Portfolio may invest a substantial amount of its assets in issuers located in a single country or a limited number of countries. If the International Portfolio concentrates its investments in this manner, it assumes the risk that economic, political and social conditions in those countries will have a significant impact on its investment performance. The International Portfolio’s investment performance may also be more volatile if it concentrates its investments in certain countries, especially emerging market countries.
     Mid Cap Securities Risk — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

     The International Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:
     Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose the International Portfolio to greater risk and increase its costs. To mitigate leverage risk, Portfolio management will segregate liquid assets on the books of the International Portfolio or otherwise cover the transactions. The use of leverage may cause the International Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Increases and decreases in the value of the International Portfolio’s portfolio will be magnified when the International Portfolio uses leverage.
     Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the International Portfolio may lose money and there may be a delay in recovering the loaned securities. The International Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the International Portfolio.
     Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.
     Indexed and Inverse Securities Risk — Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the International Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Portfolio management does not anticipate.
     Derivatives Risk — The International Portfolio’s use of derivatives may reduce the International Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the International Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the International Portfolio to sell or otherwise close a derivatives position could expose the International Portfolio to losses and could make derivatives more difficult for the International Portfolio to value accurately. The International Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the International Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the International Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the International Portfolio’s hedging transactions will be effective.
     Foreign Currency Transactions Risk — Forward foreign currency exchange contracts do not eliminate movements in the value of non-U.S. currencies and securities but rather allow the International Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.
     Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.
     Illiquid Securities Risk — If the International Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.
     Restricted Securities Risk — Restricted securities may be illiquid. The International Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the International Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the International Portfolio may as a result be unable to sell the securities.
     Credit Risk — Credit risk is the risk that the issuer of a security will be unable to pay interest or repay the principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the International Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

     Sovereign Debt Risk —These investments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.
     Rule 144A Securities Risk — Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.
     When-Issued and Delayed Delivery Securities and Forward Commitments Risk —When-issued and delayed delivery securities and forward commitments involve the risk that the security the International Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the International Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
     Standby Commitment Agreements Risk — Standby commitment agreements involve the risk that the security the International Portfolio buys will lose value prior to its delivery to the International Portfolio and will no longer be worth what the International Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the International Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
     Repurchase Agreements, Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the International Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the International Portfolio may lose money.
     Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the International Portfolio loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock
     Interest Rate Risk — Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The International Portfolio may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by Portfolio management.
     Junk Bonds Risk — Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the International Portfolio. The major risks in junk bond investments include:

•	Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

•	Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

•	Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

•	Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the International Portfolio before it matures. If the issuer redeems junk bonds, the International Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

•	Junk bonds may be less liquid than higher-rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the International Portfolio’s securities than is the case with securities trading in a more liquid market.

•	The International Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

     Investment in Other Investment Companies Risk — The International Portfolio may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the International Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the International Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.
     Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the International Portfolio’s investment in a small cap or emerging growth company may lose substantial value. The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap and emerging growth securities requires a longer term view.
     “New Issues” Risk — “New Issues” are initial public offerings of U.S. equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the International Portfolio. However, there is no assurance that the International Portfolio will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performances. The investment performance of the International Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the International Portfolio is able to do so. In addition, as the International Portfolio increases in size, the impact of IPOs on the International Portfolio’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering.
     (d) Portfolio Holdings.
     For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.
Item 5. Management, Organization and Capital Structure.
     (a)(1) Manager
     BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809, the Master LLC’s manager (“BlackRock” or the “Manager”), manages the International Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the International Portfolio, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

     The Master LLC, on behalf of the International Portfolio, has entered into an investment advisory agreement (the “Management Agreement”) pursuant to which the Manager receives a fee, based on the International Portfolio’s average daily net assets, at the following annual rates: 0.75% of the International Portfolio’s average daily net assets not exceeding $500 million and 0.70% of the International Portfolio’s average daily net assets in excess of $500 million. Prior to September 29, 2006, Merrill Lynch Investment Managers International Limited (“MLIMIL”) acted as the Portfolio’s investment adviser. MLIMIL was an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. (“Merrill Lynch”), and was compensated at the same advisory fee rates indicated above.
     Pursuant to the Management Agreement, the Manager may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of BlackRock, Inc., to perform investment advisory services with respect to the International Portfolio. In addition, the Manager may delegate certain of its investment advisory functions under the Management Agreement to one or more of its affiliates to the extent permitted by applicable law. The Manager may terminate any or all sub-advisers or such delegation arrangements in its sole discretion at any time to the extent permitted by applicable law.
     The Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with BlackRock International Limited (“BIL”), an affiliate, under which the Manager pays a fee for services it receives. BIL is the sub-adviser for the International Portfolio, and is referred to herein as the “Sub-Adviser.” Prior to December 31, 2008, the sub-adviser to the International Portfolio was BlackRock Investment Management International Limited pursuant to a similar sub-advisory agreement with BlackRock. The Sub-Adviser and its affiliates have the responsibility for making all investment decisions for the International Portfolio. The Manager pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the Manager’s advisory fee that it receives with respect to the International Portfolio.
     For the fiscal period ended October 31, 2008, the Manager received an advisory fee from the International Portfolio at the annual rate of 0.75% of the International Portfolio’s average daily net assets.
     A discussion of the basis for the Board of Directors approval of the Management Agreement and the Sub-Advisory Agreement is included in the annual shareholder report of BlackRock International for the fiscal period ended October 31, 2008.
     The Manager is a registered investment adviser that was organized in 1994 to perform advisory services for investment companies. BIL is a registered investment adviser organized in Edinburgh, Scotland. The Manager and its affiliates had approximately $1.307 trillion in investment company and other portfolio assets under management as of December 31, 2008.
Conflicts of Interest
     The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholder, Merrill Lynch, and its affiliates, including Bank of America Corporation (each a “BAC Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the International Portfolio and its shareholders. BlackRock and its Affiliates or BAC Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the International Portfolio. BlackRock and its Affiliates or BAC Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the International Portfolio. One or more Affiliates or BAC Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the International Portfolio directly and indirectly invests. Thus, it is likely that the International Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or a BAC Entity performs or seeks to perform investment banking or other services. One or more Affiliates or BAC Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the International Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the International Portfolio. The trading activities of these Affiliates or BAC Entities are carried out without reference to positions held directly or indirectly by the International Portfolio and may result in an Affiliate or BAC Entity having positions that are adverse to those of the International Portfolio. No Affiliate or BAC Entity is under any obligation to share any investment opportunity, idea or strategy with the International Portfolio. As a result, an Affiliate or BAC Entity may compete with the International Portfolio for appropriate investment opportunities. The results of the International Portfolio’s investment activities, therefore, may differ from those of an Affiliate or a BAC Entity and of other accounts managed by an Affiliate or a BAC Entity, and it is possible that the International Portfolio could sustain losses during periods in which one or more Affiliates or BAC Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the International Portfolio may, from time to time, enter into transactions in which an Affiliate or a BAC Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate- or BAC Entity-advised clients may adversely impact the International Portfolio. Transactions by one or more Affiliate- or BAC Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the International Portfolio. The International Portfolio’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates or BAC Entities, and/or their internal policies designed to comply with such restrictions. In addition, the International Portfolio may invest in securities of companies with which an Affiliate or a BAC Entity has or is trying to develop investment banking relationships or in which an Affiliate or a BAC Entity has significant debt or equity investments. The International Portfolio also may invest in securities of companies for which an Affiliate or a BAC Entity provides or may some day provide research coverage. An Affiliate or a BAC Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the International Portfolio or who engage in transactions with or for the International Portfolio, and may receive compensation for such services. The International Portfolio may also make brokerage and other payments to Affiliates or BAC Entities in connection with the International Portfolio’s portfolio investment transactions.
     Under a securities lending program approved by the Master LLC’s Board of Directors with respect to the International Portfolio, the Master LLC has retained an affiliate of the Manager to serve as the securities lending agent for the Master LLC to the extent that the Master LLC or the International Portfolio participates in the securities lending program. For these services, the lending agent may receive a fee from the International Portfolio, including a fee based on the returns earned on the International Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates or BAC Entities may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.
     The activities of the Manager and its Affiliates or BAC Entities may give rise to other conflicts of interest that could disadvantage the Master LLC and its investors. The Manager has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.
     (a)(2) Portfolio Managers.
     The International Portfolio is managed by a team of financial professionals. Richard Turnill, Managing Director at BlackRock, and James Bristow, CFA, Director at Blackrock, are the International Portfolio’s co-portfolio managers and are jointly and primarily responsible for the day-to-day management of the International Portfolio.
     Richard Turnill:
     Managing Director of BlackRock, Inc. since 2006; Managing Director of Merrill Lynch Investment Managers, L.P. from 1999 to 2006.
     James Bristow:
     Director of BlackRock, Inc. since 2006; Portfolio Manager at JP Morgan Asset Management from 2003 to 2006.
     For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of shares of BlackRock International, please see Part B of this Registration Statement.
     (b) Capital Stock.
     Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.
     Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. A Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. A Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.
     Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 6 herein.

Item 6. Shareholder Information.
     (a) Pricing of Interests in the Master LLC
     The net asset value of the International Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the International Portfolio may trade on weekends or other days when the International Portfolio does not price its interests. As a result, the International Portfolio’s net asset value may change on days when interest holders will not be able to purchase or redeem the interests in the International Portfolio. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
     The aggregate net asset value of the International Portfolio is the value of the securities held by the International Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.
     The International Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the International Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, market volatility or other occurrences or events that affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the market prices for such securities determined prior to the close of the NYSE. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded and prior to the time at which the International Portfolio’s net asset value is determined, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value.
     The International Portfolio generally values fixed income portfolio securities using market prices provided by an independent pricing service, broker-dealer or market maker pursuant to a valuation policy approved by the Master LLC’s Board of Directors. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the International Portfolio’s independent pricing service using a matrix pricing system or other methodologies in accordance with a valuation policy approved by the Directors or by the Manager’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.
     The Board has adopted valuation procedures for the International Portfolio and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the International Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the International Portfolio. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).
     If, after the close of the principal market on which a security held by the International Portfolio is traded and before the time as of which the International Portfolio’s net asset value is calculated that day, a significant event occurs that the Manager determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Manager will use its best judgment to determine a fair value for that security. The Manager believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the International Portfolio may use adjusted foreign securities prices provided by an independent pricing service pursuant to a valuation policy approved by the Board of Directors to take such volatility into account.
     The International Portfolio’s use of fair value pricing is designed to ensure that the International Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the International Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.
     Each investor in the International Portfolio may add to or reduce its investment in the International Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the International Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the International Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the International Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the International Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the International Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the International Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the International Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the International Portfolio by all investors in the International Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the International Portfolio after the close of business of the NYSE or the next determination of the aggregate net asset value of the International Portfolio.

     (b) Purchase of Interests in the Master LLC.
     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.
     There is no minimum initial or subsequent investment in the Master LLC. The Directors may permit the purchase of interests for cash or other consideration acceptable to the Directors, subject to the requirements of the Investment Company Act.
     The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Portfolio at any time for any reason.
     (c) Redemption of Interests in the Master LLC.
     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and the remaining interestholders.

     (d) Dividends and Distributions  Not applicable.
     (e) Frequent Purchase and Redemption of Master LLC Interests.
     The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading” in Part A of the BlackRock Registration Statement for more information.
     (f) Tax Consequences.
     Each Master Portfolio of the Master LLC intends to operate as a partnership for Federal income tax purposes. If a Master Portfolio has only one Feeder Fund, the Master Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of each Master Portfolio of the Master LLC as a partnership or disregarded entity, a Feeder Fund will take into account its share of the Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of a Master Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.
Item 7. Distribution Arrangements.
     (a) Sales Loads. Not applicable.
     (b) 12b-1 Fees. Not applicable.
     (c) Multiple Class and Master Feeder Funds.
     The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.
     The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.
     A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.
     The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “Master/Feeder Structure.”

PART B
March 2, 2009
BlackRock Master International Portfolio of
BlackRock Master LLC
Item 9. Cover Page and Table of Contents.
     This Part B, which is not a prospectus, supplements and should be read in conjunction with Part A of this Registration Statement of BlackRock Master LLC (the “Master LLC”), dated March 2, 2009, as it may be revised from time to time (the “Master LLC Part A”). The Master LLC Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC Part A.
     BlackRock Master International Portfolio (“International Portfolio” or the “Portfolio”) is a separate series of the Master LLC.
     As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 12 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock International Fund of BlackRock Series, Inc. (“BlackRock International”), as filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2009, and as amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of BlackRock International. Part B of the BlackRock Registration Statement includes the statement of additional information of BlackRock International. The Master LLC is part of a “master/feeder” structure. BlackRock International invests all of its assets in interests in the International Portfolio. BlackRock International is currently the only feeder fund (“Feeder Fund” will refer to BlackRock International or any other feeder fund which may invest in the International Portfolio) that invests in the International Portfolio.

Item 10. Master LLC History.
     The Master LLC is an open-end management investment company that was organized as a Delaware statutory trust on April 23, 1998 under the name Mercury Asset Management Master Trust. On September 6, 2000, the Master LLC changed its name from Mercury Asset Management Master Trust to Mercury Master Trust and on or about September 29, 2006, changed its name from Mercury Master Trust to BlackRock Master Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to BlackRock Master LLC.
Item 11. Description of the Portfolio and Its Investments and Risks.
     The following information supplements and should be read in conjunction with Item 4 of the Master LLC Part A.
     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the International Portfolio, the types of securities purchased by the International Portfolio, the investment techniques used by the International Portfolio, and certain risks relating thereto, as well as other information relating to the International Portfolio’s investment programs, is incorporated herein by reference to the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.
     Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.
Item 12. Management of the Master LLC.
     (a) Management Information.
     The Board of Directors of the Master LLC consists of thirteen individuals, eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The same individuals serve as Directors of BlackRock International. The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The non-interested Directors have retained independent counsel to assist them in connection with their duties.
     The Board has five standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight Committee and an Executive Committee.
     The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Master LLC’s investments; and (8) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. For the fiscal period ended October 31, 2008, the Audit Committee met two times.
     The members of the Governance and Nominating Committee (the “Governance Committee”) are Matina Horner (chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s interestholders as it deems appropriate. The Master LLC’s interestholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. For the fiscal period ended October 31, 2008, the Governance Committee met two times.
     The members of the Compliance Committee (“the Compliance Committee”) are Joseph P. Platt, Jr. (chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third-party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. For the fiscal period ended October 31, 2008, the Compliance Committee met two times.

     The members of the Performance Oversight Committee (the “Performance Committee”) are David O. Beim (chair), Toby Rosenblatt (vice chair), Ronald W. Forbes and Rodney D. Johnson, all of whom are non-interested Directors, and Richard S. Davis, who is an interested Director. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices; (2) recommend to the Board specific investment tools and techniques employed by BlackRock; (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes; (4) review the Master LLC’s investment performance relative to agreed-upon performance objectives; and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. For the fiscal period ended October 31, 2008, the Performance Committee met two times.
     The members of the Executive Committee (the “Executive Committee”) are Ronald W. Forbes, Rodney D. Johnson and Richard S. Davis. Messrs. Forbes and Johnson are non-interested Directors and Mr. Davis is an interested Director. The principal responsibilities of the Executive Committee are to (i) act on routine matters between meetings of the Board of Directors; (ii) act on such matters as may require urgent action between meetings of the Board of Directors; and (iii) exercise such other authority as may from time to time be delegated to the Committee by the Board of Directors. The Board has adopted a written charter for the Executive Committee. The Executive Committee was formed after the close of the fiscal period ended October 31, 2008 and so had no meetings during that period.
     Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their address, year of birth, principal occupation(s) for at least the last five years, length of time served, the total number of investment companies and portfolios overseen in the complex of funds advised by the Manager or its affiliates (“BlackRock-advised funds”) and any public directorships.

Number of
BlackRock-
	Position(s) Held			Advised Funds
Name, Address and	with the Master	Length of	Principal Occupation(s)	and Portfolios
Year of Birth	LLC	Time Served(b)	During Past Five Years	Overseen	Public Directorships

Non-Interested Directors(a)

David O. Beim(c) 40 East 52nd Street New York, NY 10022 1940	Director	1998 to present	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Formerly Chairman, Wave Hill Inc. (public garden and cultural center) from 1990 to 2006.	34 Funds 81 Portfolios	None

Ronald W. Forbes(d) 40 East 52nd Street New York, NY 10022 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	34 Funds 81 Portfolios	None

Dr. Matina Horner(e) 40 East 52nd Street New York, NY 10022 1939	Director	2007 to present	Formerly Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	34 Funds 81 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson(d) 40 East 52nd Street New York, NY 10022 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2002; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2003; Director, The Committee of Seventy (civic) since 2006.	34 Funds 81 Portfolios	None

Herbert I. London 40 East 52nd Street New York, NY 10022 1939	Director	2007 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005.	34 Funds 81 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 40 East 52nd Street New York, NY 10022 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing since 2005; Director, McLean Hospital since 2005.	34 Funds 81 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt, Jr.(f) 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investment) since 1999; Formerly Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	34 Funds 81 Portfolios	Greenlight Capital Re, Ltd (reinsurance company)

Number of
BlackRock-
	Position(s) Held			Advised Funds
Name, Address and	with the Master	Length of	Principal Occupation(s)	and Portfolios
Year of Birth	LLC	Time Served(b)	During Past Five Years	Overseen	Public Directorships
Robert C. Robb, Jr. 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	34 Funds 81 Portfolios	None

Toby Rosenblatt(g) 40 East 52nd Street New York, NY 10022 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) since 1997; Formerly Trustee, State Street Research Mutual Funds from 1990 to 2005; Formerly Trustee, Metropolitan Series Funds, Inc. from 2001 to 2005.	34 Funds 81 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish(h) 40 East 52nd Street New York, NY 10022 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member, Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2007; Formerly President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Formerly Director, Inter-Tel from 2006 to 2007.	34 Funds 81 Portfolios	None

Frederick W. Winter 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Formerly Director, Indotronix International (IT services) from 2004 to 2008.	34 Funds 81 Portfolios	None

Interested Directors(a)(i)

Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Formerly Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Formerly Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Formerly Chairman, SSR Realty from 2000 to 2004.	174 Funds 286 Portfolios	None

Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present	Formerly Consultant, BlackRock, Inc. from 2007 to 2008; Formerly Managing Director, BlackRock, Inc. from 1989 to 2007; Formerly Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; Formerly President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	174 Funds 286 Portfolios	None

(a)	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.

(b)	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Board in 2007, each Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.

(c)	Chair of the Performance Committee.

(d)	Co-Chair of the Board of Directors.

(e)	Chair of the Governance Committee.

(f)	Chair of the Compliance Committee.

(g)	Vice Chair of the Performance Committee.

(h)	Chair of the Audit Committee.

(i)	Mr. Davis is an “interested person,” as defined in the Investment Company Act of 1940, of the International Portfolio based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the International Portfolio based on his former positions with BlackRock, Inc. and its affiliates as well as his ownership of BlackRock, Inc. and PNC securities.

     Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Number of
BlackRock-
	Position(s) Held			Advised Funds
Name, Address and	with the Master	Length of	Principal Occupation(s)	and Portfolios
Year of Birth	LLC	Time Served(b)	During Past Five Years	Overseen	Public Directorships
Master LLC Officers(a)

Donald C. Burke 40 East 52nd Street New York, NY 10022 1960	President and Chief Executive Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006, First Vice President thereof from 1997 to 2005, Treasurer thereof from 1999 to 2006 and Vice President thereof from 1990 to 1997.	184 Funds 296 portfolios	None

Anne F. Ackerley 40 East 52nd Street New York, NY 10022 1962	Vice President	2007 to present	Managing Director of BlackRock, Inc. since 2000; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2006; Formerly Head of BlackRock’s Mutual Fund Group from 2000 to 2006.	174 Funds 286 portfolios	None

Neal J. Andrews 40 East 52nd Street New York, NY 10022 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. (Formerly PFPC Inc.) from 1992 to 2006.	174 Funds 286 portfolios	None

Jay M. Fife 40 East 52nd Street New York, NY 10022 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Formerly Assistant Treasurer of the MLIM/FAM-advised funds from 2005 to 2006; Formerly Director of MLIM Fund Services Group from 2001 to 2006.	174 Funds 286 portfolios	None

Brian P. Kindelan 40 East 52nd Street New York, NY 10022 1959	Chief Compliance Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005; Formerly Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004.	174 Funds 286 portfolios	None

Howard Surloff 40 East 52nd Street New York, NY 10022 1965	Secretary	2007 to present	Managing Director of BlackRock, Inc. and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; Formerly General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	174 Funds 286 portfolios	None

(a)	Officers of the Master LLC serve at the pleasure of the Board of Directors of the Master LLC.

     Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2008 is set forth in the chart below.

	Aggregate Dollar Range	Aggregate Dollar Range
	of Equity in the	of Securities in
Name	Master LLC	Supervised Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Henry Gabbay	None	Over $100,000

Non-Interested Directors:[1]
David O. Beim	None	$50,001-$100,000
Ronald W. Forbes	None	Over $100,000
Dr. Matina Horner	None	$50,001-$100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	Over $100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt, Jr.	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	None
Frederick W. Winter	None	$50,001-$100,000

[1]	With the exception of Mr. Beim, each of the Non-Interested Directors assumed office on November 1, 2007. The Non-Interested Directors anticipate purchasing additional shares of Supervised Funds.

     As of February 9, 2009 the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding shares of the International Portfolio. As of December 31, 2008, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of the Manager.

Compensation of Directors
     Each non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director/Trustee to the BlackRock-advised funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committee, Compliance Committee, Governance Committee, and Performance Committee are paid an additional annual retainer of $25,000. The Vice-Chair of the Performance Committee is paid an additional annual retainer of $25,000. The Master LLC compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. The Master LLC may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer.
     The following table sets forth the compensation earned by the non-interested Directors for the fiscal period ended October 31, 2008, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2008.

	Compensation
	from the	Pension or Retirement	Aggregate Compensation from the
	International Portfolio of	Benefits Accrued as	Master LLC and Other
Name	the Master LLC	Part of Master LLC Expenses	BlackRock-Advised Funds (a)
David O. Beim (b)	$1,649	None	$300,000
Ronald W. Forbes(c)	$1,662	None	$320,000
Dr. Matina Horner(d)	$1,463	None	$285,000
Rodney D. Johnson(c)	$1,662	None	$320,000
Herbert I. London	$1,632	None	$275,000
Cynthia A. Montgomery	$1,632	None	$275,000
Joseph P. Platt, Jr.(e)	$1,649	None	$300,000
Robert C. Robb, Jr.	$1,632	None	$275,000
Toby Rosenblatt(f)	$1,649	None	$300,000
Kenneth L. Urish(g)	$1,649	None	$300,000
Frederick W. Winter	$1,632	None	$275,000

(a)	For the number of BlackRock-advised funds from which each Director received compensation, see the table beginning on p. B-2.

(b)	Chair of the Performance Committee.

(c)	Co-Chair of the Board of Directors.

(d)	Chair of the Governance Committee.

(e)	Chair of the Compliance Committee.

(f)	Vice-Chair of the Performance Committee.

(g)	Chair of the Audit Committee.

     For the fiscal period ended October 31, 2008, Mr. Kindelan received $34 from International Portfolio for his services as Chief Compliance Officer of the Master LLC.
     (d) Sales Loads. Not Applicable
     (e) Code of Ethics.
     The Master LLC, the International Portfolio, the Manager, the Sub-Adviser and BlackRock Investments, Inc. each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.
     (f) Proxy Voting Policies.
     Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 13. Control Persons and Principal Holders of Securities.
     The following table sets forth control persons and principal holders of interests of the International Portfolio as of February 25, 2009.

Percentage
		Percentage	of
		of	Ownership
		Ownership	of the
		of the	Master
Name of Portfolio	Name and Address of Control Person	Portfolio (a)	LLC
International Portfolio	BlackRock International Fund of BlackRock Series, Inc., 100 Bellevue Parkway, Wilmington, Delaware 19809	100% (b)	13.42%

(a)	Reflects either direct ownership of the International Portfolio, or indirect ownership through one of BlackRock International’s owners.

(b)	Ownership of interests of the International Portfolio is direct.

     All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.
Item 14. Investment Advisory and Other Services.
     The following information supplements and should be read in conjunction with Item 5 in Part A of this Registration Statement.
     Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Sections Incorporated by Reference from Part A and
Form N-1A Item No.	Part B of the BlackRock Registration Statement
Item 14(a)	Part I: Management and Advisory Arrangements(a)
Part II: Management and Other Service Arrangements(b)
Item 14(c)	Part I: Management and Advisory Arrangements(a)
Part II: Management and Other Service Arrangements(b)
Item 14(d)	Part I: Management and Advisory Arrangements(a)
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A — Back Cover
Part II: Management and Other Service Arrangements(b)

(a)	Excluding the subsection entitled “Transfer Agency Services.”

(b)	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”
     Effective October 1, 2008, BlackRock Investments, Inc. (“BII”), 40 East 52nd Street New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC with respect to the International Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BII receives no compensation for acting as placement agent for the Master LLC with respect to the International Portfolio. Prior to October 1, 2008, FAM Distributors, Inc., P.O. Box 9081, Princeton, New Jersey 08543-9081, and BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406, each an affiliate of the Manager, served as placement agents for the Master LLC.

Item 15. Portfolio Managers.
     The International Portfolio is managed by a team of financial professionals. Richard Turnill and James Bristow, CFA, are the International Portfolio’s co-portfolio managers and are jointly and primarily responsible for the day-to-day management of the International Portfolio. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of BlackRock International shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” of the BlackRock Registration Statement.
Item 16. Brokerage Allocation and Other Practices.
     Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC with respect to the International Portfolio is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the BlackRock Registration Statement.
Item 17. Capital Stock and Other Securities.
     The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in Part A of this Registration Statement. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.
     Effective June 15, 2007, the Master LLC is organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a statutory trust under the laws of the State of Delaware. The International Portfolio is entitled to vote in proportion to its investment in the Master LLC. The International Portfolio will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.
     Each investor is entitled to a vote, with respect to matters affecting the International Portfolio or the Master LLC, in proportion to the amount of its investment in the International Portfolio or the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Director. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.
Item 18. Purchase, Redemption and Pricing of Securities.
     The following information supplements and should be read in conjunction with Item 6 and Item 7 in Part A of this Registration Statement.
     (a) Purchase of Interests in the Master LLC.
     The net asset value of the International Portfolio is calculated as of the close of regular trading hours on the New York Stock Exchange (the “NYSE”) (currently 4:00 p.m. Eastern Time) on each business day the NYSE is open.
     The principal asset of each Feeder Fund will normally be its interest in the International Portfolio. The value of that interest is based on the net assets of the International Portfolio, which are comprised of the value of the securities held by the International Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the International Portfolio). Expenses of the International Portfolio, including the investment advisory fees, are accrued daily. The net asset value of a Feeder Fund is equal to the value of the Feeder Fund’s proportionate interest in the net assets of the International Portfolio plus any cash or other assets, minus all liabilities (including accrued expenses) of the Feeder Fund. To determine a Feeder Fund’s net asset value per share, the Feeder Fund’s net asset value is divided by the total number of shares outstanding of the Feeder Fund at such time (on a class by class basis), rounded to the nearest cent. Expenses, including fees payable to the Feeder Fund’s administrator and distributor, are accrued daily.
     Valuation of securities held by the International Portfolio is as follows:
     Equity Investments. Securities traded on a recognized securities exchange or on the NASDAQ Global Market System are valued at the last reported sale price that day or the NASDAQ official closing price, if applicable; if a security is traded on more than one exchange, the last reported sale price on the exchange where the stock is primarily traded is used; securities traded on a recognized securities exchange for which there were no sales on that day are valued at the last bid (long position) or ask (short position) price; if no bid or ask price is available, the prior day’s price will be used, unless it is determined that such prior day’s price no longer reflects the fair value of the security.
     Fixed Income Investments. Fixed income securities for which market quotations are readily available are generally valued using such securities’ most recent bid prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Board; the amortized cost method of valuation may be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser determines such method does not represent fair value; floating rate loan interests are generally valued at the mean between the last available bid prices from one or more brokers or dealers as obtained from an independent third-party pricing service.

     Options, Futures and Swaps. Exchange-traded options are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded; an exchange-traded option for which there is no mean price is valued at the last bid (long position) or ask (short position) price; if no bid or ask price is available, the prior day’s price will be used, unless it is determined that such prior day’s price no longer reflects the fair value of the option. OTC options are valued by an independent pricing service using a mathematical model which incorporates a number of market data factors; financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges; swap agreements are valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.
     Underlying Funds. Shares of underlying open-end funds are valued at net asset value.
*     *     *
     In determining the market value of portfolio investments, the International Portfolio may employ independent third-party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on the International Portfolio’s books at their face value.
     In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Master LLC’s Board as reflecting fair value. All other assets and securities (including securities for which market quotations are not readily available) held by the International Portfolio (including restricted securities) are valued at fair value as determined in good faith by the Master LLC’s Board or by BlackRock (its delegate).
     Any assets which are denominated in a non-U.S. currency are translated into U.S. dollars at the prevailing rates of exchange.
     Certain of the securities acquired by the International Portfolio may be traded on non-U.S. exchanges or over-the-counter markets on days on which the International Portfolio’s net asset value is not calculated. In such cases, the net asset value of the International Portfolio’s interests may be significantly affected on days when investors can neither purchase nor redeem shares of the Feeder Fund.
     Each investor in the International Portfolio may add to or reduce its investment in the International Portfolio on each day the NYSE is open for trading. The value of each investor’s (including a Feeder Fund’s) interest in the International Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the International Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the International Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the International Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the International Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the International Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the International Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the International Portfolio by all investors in the International Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the International Portfolio after the close of business of the NYSE or the next determination of net asset value of the International Portfolio.
     Fair Value. When market quotations are not readily available or are believed by BlackRock to be unreliable, the International Portfolio’s investments are valued at fair value (“Fair Value Assets”).
     Fair Value Assets are valued by BlackRock in accordance with procedures approved by the Master LLC’s Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade), where the security or other asset is thinly traded (e.g., municipal securities and certain non-U.S. securities can be expected to be thinly traded) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the BlackRock Portfolio Management Group and/or the Pricing Group determines, in its business judgment prior to or at the time of pricing the International Portfolio’s assets, that it is likely that the event will cause a material change to the last closing market price of one or more assets held by the International Portfolio. On any date the NYSE is open and the primary exchange on which a foreign asset is traded is closed, such asset will be valued using the prior day’s price, provided that BlackRock is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset, in which case such asset would be treated as a Fair Value Asset. For certain non-U.S. securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of certain U.S.-based futures contracts that trade after the relevant non-U.S. markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the International Portfolio’s pricing time.
     BlackRock’s Pricing Group, with input from the BlackRock Portfolio Management Group, will submit its recommendations regarding the valuation and/or valuation methodologies for Fair Value Assets to BlackRock’s Valuation Committee. The Valuation Committee may accept, modify or reject any recommendations. The pricing of all Fair Value Assets shall be subsequently reported to and ratified by the Board or a Committee thereof.
     When determining the price for a Fair Value Asset, the Valuation Committee (or the Pricing Group) shall seek to determine the price that the International Portfolio might reasonably expect to receive from the current sale of that asset in an arms-length transaction. The price generally may not be determined based on what the International Portfolio might reasonably expect to receive for selling an asset at a later time or if it holds the asset to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee (or Pricing Group) deems relevant.
     Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the International Portfolio’s net asset value. As a result, the International Portfolio’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

     There is no minimum initial or subsequent investment in the International Portfolio. However, because the International Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).
     The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the International Portfolio at any time for any reason.
     A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after its receipt of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and all the remaining interestholders.
     (b) Fund Reorganizations. Not Applicable.
     (c) Offering Price. Not Applicable.
     (d) Redemptions in Kind.
     A Feeder Fund may withdraw all or a portion of its investment in the corresponding Master Fund on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the 1940 Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.
     The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.
     (e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Shares. Not Applicable.
Item 19. Taxation of the Master LLC.
     Each Master Portfolio of the Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If a Master Portfolio has only one Feeder Fund, its existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Master Portfolio of the Master LLC as a partnership or disregarded entity, each investor in the Master LLC takes into account its share of the appropriate Master Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.
     The International Portfolio’s fiscal year end is October 31. Although neither the Master LLC nor the International Portfolio will be subject to Federal income tax, the Master LLC will file appropriate Federal income tax returns.
     It is intended that the International Portfolio’s assets, income and distributions will be managed in such a way that an investor in the International Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the International Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the International Portfolio as they are taken into account by the International Portfolio.
     Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund. Special tax rules also will require the International Portfolio to mark to market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The International Portfolio intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

     If the International Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the International Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in (or owners of) the International Portfolio, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.
     The International Portfolio may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the International Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the International Portfolio’s assets to be invested within various countries is not known.
     The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master Portfolio level. Thus, consistent with its investment objectives, the International Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing feeder fund that is a RIC will be treated as owner of its proportionate shares of the Master LLC’s assets and income for purposes of these tests.
     The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. The International Portfolio intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the International Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.
     Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.
Item 20. Underwriters.
     The exclusive placement agent for the Master LLC is BII (the “Placement Agent”), an affiliate of the Manager. Pursuant to the Placement Agency Agreement, BII receives no compensation for acting as placement agent for the Master LLC.
Item 21. Calculation of Performance Data.
     Not Applicable.
Item 22. Financial Statements.
     The audited financial statements of the International Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the Annual Report for the period ended October 31, 2008 of BlackRock International Fund of BlackRock Series, Inc. You may request a copy of the Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time Monday through Friday.

PART C. OTHER INFORMATION
Item 23. Exhibits.

Exhibit
Number

1(a)	—	Declaration of Trust of Registrant.(1)
1(b)	—	Amendment No. 1 to Declaration of Trust of Registrant.(1)
1(c)	—	Certificate of Trust.(1)
1(d)	—	Certificate of Amendment of Certificate of Trust.(1)
1(e)	—	Certificate of Amendment of Certificate of Trust.(2)
1(f)	—	Certificate of Amendment of Certificate of Trust.(3)
1(g)	—	Amendment No. 2 to Declaration of Trust of Registrant.(4)
1(h)	—	Amendment No. 3 to Declaration of Trust of Registrant.(4)
1(i)	—	Certificate of Amendment of Certificate of Trust.(5)
1(j)	—	Amendment No. 4 to Declaration of Trust of Registrant.(5)
1(k)	—	Amendment No. 5 to Declaration of Trust of Registrant.(8)
1(l)	—	Certificate of Amendment of Certificate of Trust.(8)
1(m)	—	Amendment No. 6 to Declaration of Trust of Registrant.(9)
1(n)	—	Certificate of Amendment of Certificate of Trust.(9)
1(o)	—	Amendment No. 7 to Declaration of Trust of Registrant.(13)
1(p)	—	Certificate of Amendment of Certificate of Trust.(13)
1(q)	—	Certificate of Amendment of Certificate of Trust.(10)
1(r)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.(10)
2	—	Amendment and Restated By-laws of Registrant.*
3	—	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above.
4(a)	—	Investment Management Agreement between the Registrant, on behalf of BlackRock Master International Portfolio, and BlackRock Advisors, LLC.(10)
4(b)	—	Sub-Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock International Limited with respect to BlackRock Master International Portfolio.*
5	—	Not Applicable
6	—	Not Applicable
7	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co.(11)
8(a)	—	Form of Placement Agent Agreement between Registrant and BlackRock Investments, Inc.*
8(b)	—	Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(16)
8(c)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 21, 2007, relating to the Credit Agreement, dated as of November 22, 2006. (7)
8(d)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 18, 2008, relating to the Credit Agreement, dated as of November 21, 2007. (15)
8(e)	—	Administrative Services Agreement between State Street Bank and Trust Company and the Registrant.(12)
8(f)	—	Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC, dated June 1, 2007.(14)
9	—	Not Applicable
10	—	Not Applicable
11	—	Not Applicable
12	—	Certificate of Mercury Asset Management Funds, Inc. with respect to Mercury International Portfolio of Mercury Asset Management Master Trust and Mercury Pan-European Growth Portfolio of Mercury Asset Management Master Trust.(1)
13	—	Not Applicable
14(a)	—	Not Applicable
15	—	Code of Ethics.(6)
16	—	Not Applicable

*	Filed herewith.

(1)	Incorporated by reference to the identically numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049) (the “Registration Statement”), filed on October 9, 1998.

(2)	Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to Registrant’s Registration Statement, filed on January 26, 1999.

(3)	Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to Registrant’s Registration Statement, filed on April 27, 1999.

(4)	Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to Registrant’s Registration Statement, filed on September 10, 1999.

(5)	Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to Registrant’s Registration Statement, filed on October 26, 1999.

(6)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.

(7)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed December 17, 2007.

(8)	Incorporated by reference to the identically numbered exhibit to Amendment No. 6 to Registrant’s Registration Statement, filed on June 19, 2000.

(9)	Incorporated by reference to the identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement, filed on September 12, 2000.

(10)	Incorporated by reference to the identically numbered exhibit to Amendment No. 20 to Registrant’s Registration Statement, filed on September 28, 2007.

(11)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739), filed on January 30, 2002.

(12)	Incorporated by reference to the identically numbered exhibit to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund (File No. 33-10794), filed on February 16, 2001.

(13)	Incorporated by reference to the identically numbered exhibit to Amendment No. 10 to Registrant’s Registration Statement, filed on September 21, 2001.

(14)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Merrill Lynch Ready Assets Trust (File No. 2-52711), filed on April 21, 2008.

(15)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc., (File No. 33-47875), filed on December 22, 2008.

(16)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875) filed on December 21, 2006.

Item 24. Persons Controlled by or Under Common Control with Registrant.
     The Registrant does not control and is not under common control with any other person.
Item 25. Indemnification.
     As permitted by Section 17(h) and (i) of the Investment Company Act, and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) (Exhibit 1 to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.
     Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.
     Article VIII, Section 8.3 of the Registrant’s LLC Agreement provides:
     Section 8.3. Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:
     (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or
     (b) the Company shall be insured against losses arising by reason of any lawful advances; or
     (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:
     (i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or
     (ii) an independent legal counsel in a written opinion.

     Article VIII, Section 8.4 of the Registrant’s LLC Agreement further provides:
     Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Company or any Series against any liability to the Company or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Company or any Series.
     As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Directors or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.
     The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.
Item 26. Business and Other Connections of the Manager.
     See Item 5 in Part A and Item 14 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference to Item 26 in Part C of Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of BlackRock International (File No. 333-56203). The Manager has entered into the Sub-Advisory Agreement with BIL, an affiliate, under which the Manager pays a fee for services it receives.
Item 27. Principal Underwriters.
     (a) BlackRock Investments, Inc. (“BII”) acts as the principal underwriter for each of the following open-end registered investment companies including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Series, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Bond Fund, Inc.	BlackRock Value Opportunities Fund, Inc.
BlackRock California Municipal Series Trust	BlackRock Variable Series Funds, Inc.
BlackRock Equity Dividend Fund	BlackRock World Income Fund, Inc.
BlackRock EuroFund	CMA Government Securities Fund
BlackRock Financial Institutions Series Trust	CMA Money Fund
BlackRock Focus Growth Fund, Inc.	CMA Multi-State Municipal Series Trust
BlackRock Focus Value Fund, Inc.	CMA Tax-Exempt Fund
BlackRock Fundamental Growth Fund, Inc.	CMA Treasury Fund
BlackRock Funds	FDP Series, Inc.
BlackRock Funds II	Global Financial Services Master LLC
BlackRock Global Allocation Fund, Inc.	Managed Account Series
BlackRock Global Dynamic Equity Fund	Master Basic Value LLC
BlackRock Global Emerging Markets Fund, Inc.	Master Bond LLC
BlackRock Global Financial Services Fund, Inc.	Master Focus Growth LLC
BlackRock Global Growth Fund, Inc.	Master Government Securities LLC
BlackRock Global SmallCap Fund, Inc.	Master Institutional Money Market LLC
BlackRock Global Value Fund, Inc.	Master Large Cap Series LLC
BlackRock Healthcare Fund, Inc.	Master Money LLC
BlackRock Index Funds, Inc.	Master Tax-Exempt LLC
BlackRock International Value Trust	Master Treasury LLC
BlackRock Large Cap Series Funds, Inc.	Master Value Opportunities LLC
BlackRock Latin America Fund, Inc.	Merrill Lynch Funds for Institutions Series
BlackRock Liquidity Funds	Merrill Lynch Ready Assets Trust
BlackRock Master LLC	Merrill Lynch Retirement Series Trust
BlackRock Mid Cap Value Opportunities Series, Inc	Merrill Lynch U.S.A. Government Reserves
BlackRock Multi-State Municipal Series Trust	Merrill Lynch U.S. Treasury Money Fund
BlackRock Municipal Bond Fund, Inc.	Quantitative Master Series LLC
BlackRock Municipal Series Trust	Short-Term Master LLC
BlackRock Natural Resources Trust	WCMA Government Securities Fund
BlackRock Pacific Fund, Inc.	WCMA Money Fund
BlackRock Principal Protected Trust	WCMA Tax-Exempt Fund
BlackRock Series Fund, Inc.	WCMA Treasury Fund

     BII also acts as the principal underwriter for each of the following closed-end registered investment companies:

BlackRock Fixed Income Value Opportunities	BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Senior Floating Rate Fund, Inc.	Master Senior Floating Rate LLC

     (b) Set forth below is information concerning each director and officer of BII. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

	Position(s) and Office(s)	Position(s) and Office(s)
Name	with BII	with Registrant
Laurence Fink	Chairman and Director	None
Barbara Novick	Chief Executive Officer	None
John Moran	President and Managing Director	None
Anne Ackerley	Managing Director	Vice President
Donald Burke	Managing Director	President, Chief Executive Officer
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Francis Porcelli	Managing Director	None
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None
John Blevins	Assistant Secretary and Director	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None
     (c) Not applicable.

Item 28. Location of Accounts and Records.
     All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:
     (a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.
     (b) BlackRock Investments, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).
     (c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).
     (d) BlackRock International Limited, 40 Torphichen Street, Edinburgh, Scotland, United Kingdom, EH3 8JB (records relating to its functions as sub-adviser to BlackRock Master International Portfolio).
     (e) PNC Global Investment Servicing (U.S.) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).
     (f) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its functions as custodian).
Item 29. Management Services.
     Other than as set forth or incorporated by reference in Item 5 of the Registrant’s Part A and Item 12 and Item 14 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.
Item 30. Undertakings.
     Not applicable.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on March 2, 2009.

Blackrock Master LLC (Registrant)
By:	/s/ Donald C. Burke
(Donald C. Burke, President and
Chief Executive Officer)

EXHIBIT INDEX

Exhibit
Number		Description
2	—	Amended and Restated Bylaws.
4(b)	—	Sub-Investment Advisory Agreement between BlackRock Advisors, LLC and BlackRock International Limited with respect to BlackRock Master International Portfolio.
8(a)	—	Form of Placement Agent Agreement between Registrant and BlackRock Investments, Inc.